[EXECUTION COPY]


BORROWER STOCK PLEDGE AGREEMENT


THIS BORROWER STOCK PLEDGE AGREEMENT (this
"Agreement"), dated as of April 28, 1994, made by HEALTHTRUST, INC. - THE HOSPITAL COMPANY, a Delaware corporation (the "Pledgor"), in favor of THE BANK OF
NOVA SCOTIA ("Scotiabank") in its individual capacity and as collateral agent for and representative of the Lender Parties (as defined below) (in such capacity, together with any successor, or other representative for the Lender Parties being collectively referred to herein as the "Collateral Agent"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement referred to below.


     W I T N E S S E T H


WHEREAS, the Pledgor has heretofore entered into a certain Credit Agreement, dated as of September 29, 1992 (as amended, modified or amended and restated or otherwise modified to the date hereof, the "1992 Credit
Agreement") with the financial institutions parties thereto, Scotiabank, ABN AMRO Bank, N.V., Bank of
America National Trust and Savings Association, The
Chase Manhattan Bank, N.A., Citibank, N.A., Continental
Bank N.A., Deutsche Bank AG, New York Branch, LTCB
Trust Company, Swiss Bank Corporation, and The
Toronto-Dominion Bank, as co-agents and Scotiabank, as administrative agent for the lenders; and

WHEREAS, pursuant to a Credit Agreement, dated as of April 28, 1994 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Pledgor, the various financial institutions
(individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto, Scotiabank and ABN AMRO Bank, N.V.,
Bank of America National Trust and Savings Association,
The Chase Manhattan Bank, N.A., Chemical Bank, Citicorp
USA, Inc., Continental Bank N.A., Deutsche Bank AG, New
York Branch, First Union National Bank of North
Carolina, General Electric Capital Corporation, The
Industrial Bank of Japan, Limited, New York Branch, The
Long Term Credit Bank of Japan, Limited, New York
Branch, NationsBank of Tennessee, N.A., Swiss Bank
Corporation, San Francisco Branch, Third National Bank in Nashville, and The Toronto-Dominion Bank, as co-agents, and Scotiabank, as administrative agent, the Lenders have agreed to refinance all amounts outstanding or otherwise due under the 1992 Credit
Agreement and have extended Commitments to make Credit
Extensions to the Pledgor; and

WHEREAS, the Pledgor has and may hereafter from time to time enter into arrangements designed to protect the Pledgor against fluctuations in interest rates (such arrangements (if any) which are entered into with one or more Lenders or which have been entered into with one or more lenders under the 1992 Credit Agreement
(collectively, the "Lender Interest Rate Exchangers") being collectively referred to herein as the "Lender
Interest Rate Agreements") and it is desired that the obligations of the Pledgor under such agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations owed to the Lender Interest Rate Exchangers being the "Lender Interest Rate Obligations"; and

WHEREAS, the Lenders have agreed to permit the Indebtedness evidenced by the Lender Interest Rate
Agreements to be secured pari passu with the Obligations; and

WHEREAS, the Pledgor desires to enter into this Agreement to grant to the Collateral Agent for the benefit of the Lenders a first priority security interest in the Pledged Collateral and to grant to the Lender Interest Rate Exchangers a first priority security interest in the Pledged Collateral pari passu with the Lenders (the Lender Interest Rate Exchangers and the Credit Agreement Parties are collectively referred to herein as the "Secured Parties"); and

WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, in consideration of the foregoing premises the parties hereto agree as follows:


                         A G R E E M E N T:


SECTION 1. Pledges; Agreements to Share.

The Pledgor hereby pledges and grants to the Collateral
Agent for the benefit of the Secured Parties a first priority security interest in the following (the
"Pledged Collateral") to secure the Secured Obligations
(as defined in Section 2);

(a)  the Pledged Shares and the certificates
representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)  from and after the 90th day following the Closing
Date, all of the issued and outstanding shares of EPIC and the certificates representing such Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such Pledged Shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

(c) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(d) all shares of any Person directly owned or held by the Pledgor which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary of the Pledgor (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and subject to
Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(e) all proceeds of the foregoing items described in clauses (a). (b). (c), and (d).

The Lenders hereby agree that the pledge and grant of a security interest in the Pledged Collateral to the Collateral Agent for the benefit of the Secured Parties shall rank pari passu with the security interest of the Lenders pledged and granted hereby.

SECTION 2.  Secured Obligations.

This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C 362(a)), of all
Obligations now or hereafter existing under or in respect of the Credit Agreement (the "Credit Agreement
Obligations"), all Obligations of the Pledgor now or hereafter existing under all other Loan Documents and all obligations of the Pledgor now or hereafter existing under the Lender Interest Rate Agreements, in each case whether for principal, premium or interest
(including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Pledgor would accrue on such obligations) payments for early termination, fees, expenses or otherwise and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations being the "Secured Obligations"); provided, however, that the pledge made and the security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any obligations refinancing or extending all or any portion of the Credit Agreement Obligations, or Lender
Interest Rate Agreements, only if the holders of such obligations or their representatives, or the Lender
Interest Rate Exchangers, as the case may be, shall have executed and delivered to the Collateral Agent an acknowledgement to this Agreement acknowledged by the Pledgor.

SECTION 3.  Delivery of Pledqed Collateral.

All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by, as applicable, the Pledgor's endorsement where necessary, or appropriate stock powers or other instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The
Collateral Agent shall have the right, at any time upon or after the occurrence of an Event of Default and without notice to the Pledgor, to transfer to or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 4.  Representations and Warranties.

The Pledgor represents and warrants as follows:

(a) The Pledgor is, and at the time of delivery of the Pledged Collateral to the Collateral Agent pursuant to
Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral free and clear of any Lien except for the liens and security interests created or continued by this Agreement.

(b) The Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pursuant to this Agreement.

(c) No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by the Pledgor of the Pledged
Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (y) for the exercise by the Collateral
Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement other than as set forth in the Credit Agreement.

(d) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable.

(e) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority se~urity interest in the Pledged Shares securing the payment of the Secured Obligations.

(f) As of the date hereof, the Pledged Shares consisting of capital stock of the Persons identified in Schedule I hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Schedule I hereto.

(g)  Except as otherwise permitted by the Credit
Agreement, the Pledgor at all times will be the sole beneficial owner of the Pledged Collateral.
(h) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

(i) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations G, U or X of the Federal Reserve Board.

(j) The Pledgor does not directly own any other shares of capital stock of any Subsidiary of the Pledgor other than the shares of capital stock described in Schedule
I hereto.

SECTION 5.  Supplements; Further Assurances.

The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledqed Collateral.

The Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to clauses (c) or (d) of Section 1, promptly
(and in any event within five (5) Business Days) deliver to the Collateral Agent a pledge amendmen., duly executed by the Pledgor, in substantially the form cf Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. ~he Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 6.  Votinq Riqhts; Dividends; etc.

(a) So long as no Event of Default has occurred and is continuing:

(i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the tenms of this Agreement or the Credit Agreement.

(ii) The Pledgor shall be entitled to receive and retain any and all cash dividends or other distributions in respect of the Pledged Shares.

(b) Upon the occurrence and during the continuance of an Event of Default

(i) Upon written notice from the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause
(a)(i) of Section 6 above shall cease, and all such rights shall thereupon become vested in the Collateral
Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

(ii) All rights of the Pledgor to receive the dividends or other distributions which it would otherwise be authorized to receive and retain pursuant to clause (a)(ii) of Section 6 above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends or other distributions during the continuance of such Event of Default.

(c) In order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to clause (a)(i) of Section 6 above and to receive the dividends or other distributions which it is authorized to receive and retain pursuant to clause (a)(ii) of Section 6 above, the Collateral agent shall, if necessary, upon written request of the Pledgor from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, dividend payment orders and other instruments as the Pledgor may reasonably request. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to clause (b)(i) of Section 6 above, and to receive all dividends or other distributions which it may be entitled to receive under clause
(b)(ii) of Section 6 above, the Pledgor shall, if necessary, upon written notice from the Collateral
Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably reguest.

(d) All dividends and distributions which are received by the Pledgor contrary to the provisions of clause
(b)(ii) of Section 6 above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged
Collateral in the same form as so received (with any necessary endorsement).

SECTION 7.  Transfers and Other Liens: Additional
Shares.

A. Transfers and Other Liens. The Pledgor agrees that it will not, except as permitted by the Credit
Agreement (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged
Collateral, except for the liens and security interests under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities, or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of a sale of Pledged Shares permitted by the Credit Agreement, the Collateral Agent shall release the Pledged Shares that are the subject of such sale to the Pledgor free and clear of the lien and security interest under this Agreement (a) so long as any Credit Agreement Obligations remain outstanding, concurrently with the receipt of advice from the Administrative Agent that arrangements satisfactory to it have been made for delivery to it of the Net
Disposition Proceeds received in connection with any Permitted Disposition to which the Lenders are entitled under the Credit Agreement and the other Loan
Documents,  (b) after such time as all Credit Agreement
Obligations have been indefeasibly paid in full in the event that any other Secured Parties are entitled to receive any portion of the Net Disposition Proceeds received in connection with any Perm~tted Disposition, concurrently with the receipt of advice from the agent or trustee for such Secured Parties that arrangements satisfactory to it have been made for delivery to it of the amounts required to be paid to such Secured Parties out of the Net Disposition Proceeds received in connection with any Permitted Disposition and (c) in the event no Secured Party is entitled to receive any portion of the Net Disposition Proceeds received in connection with any Permitted Disposition, concurrently with the sale of such Pledged Shares.

B. Additional Shares. Except as otherwise permitted by the Credit Agreement, the Pledgor agrees that it will (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Pledged Shares.

SECTION 8.  Collateral Agent Appointed
Attorney-In-Fact.

The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharqe for the same.

SECTION 9.  Collateral Aqent May Perform.

If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section_13 hereof.

SECTION 10.  Reasonable Care.

The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged
Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither the Collateral Agent nor any other Secured Party shall have responsibility for (i) acscertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any Person with respect to any Pledged Collateral.

SECTION 11. Remedies Upon Default: Decisions Relating to Exercise of Remedies.

A. Remedies Upon Default. Subject to Section llB, if any Event of Default or, after such time as the Credit
Agreement Obligations shall have been indefeasibly paid in full and provided that the Pledged Collateral then secures the payment and performance of Lender Interest
Rate Obligations, if any event of default under any Lender Interest Rate Agreement or, after such time as all Secured Obligations shall have been indefeasibly paid in full:

(a) (i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the
"Code") in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral
Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged
Collateral.  The Collateral Agent or any other Secured
Party may be the purchaser of any or all of the Pledged
Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The
Piedgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral
Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. The Pledgor, to the fullest extent allowable under applicable law, hereby waives and agrees not to assert any rights or privileges it may acquire under Sections 9-504 or 9-507 of the Code and any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged
Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

(ii) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged
Collateral for their own account, for investment and not with a view to the distribution or resale thereof.
The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities
Act or under applicable state securities laws, even if the Pledgor would aqree to do so.

(b) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

B.   Decisions Relating to Exercise of Remedies.
Notwithstanding anything in this Agreement to the contrary, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in Section llA in accordance with the instructions of the Required Lenders and the Co-Agents, the Administrative
Agent, the Lenders and the Lender Interest Rate
Exchangers shall be bound by such instructions; and the sole rights of the Administrative Agent, the Lenders and the Interest Rate Exchangers under this Agreement shall be secured by the Pledged Collateral and to receive the payments provided for in Section 12 hereof.

SECTION 12.  Application of Proceeds.

    After and during the continuance of an Event of Default or event of default described in Section llA, any cash held by the Collateral Agent as Pledged
Collateral and all cash proceeds received by the Collateral Agent (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged
Collateral pursuant to the exercise by the Collateral
Agent of its remedies as a secured creditor as provided in Section 11 of this Agreement shall be applied promptly from time to time by the Collateral Agent as follows:

first, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable fees of the Collateral Agent and reasonable fees and expenses of its agents and counsel, and all other expenses, liabilities, and advances made or incurred by the Collateral Agent in connection therewith;

second, to the payment of the Secured Obligations;

third, after payment in full of all Secured Obligations and any other amount required by any provision of law, including, without limitation, Section 9-502(2) and 9504(1)(a) of the Code, to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

SECTION 13.  Expenses.

The Pledgor will upon demand pay to the Collateral
Agent the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral
Agent or any other Secured Party hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 14.  No Waiver.

No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

SECTION 15.  Indemnification.

The Pledgor hereby agrees to indemnify the Collateral
Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Credit Agreement, the other Loan Documents, the Lender
Interest Rate Agreements, or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents;
provided, however, that the Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in
Section 10.

SECTION 16.  Amendments. etc.

No amendment, modification or waiver to this Agreement shall be binding (i) on the Collateral Agent without the written consent of the Collateral Agent or (ii) on the Pledgor without the written consent of the Pledgor.

SECTION 17.  Termination.

When all Secured Obligations have been indefeasibly paid in full and no Commitment or Letter of Credit remains outstanding, this Agreement shall terminate, and the Collateral Agent shall, upon the request and at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor and shall execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such terminations.

SECTION 18.  Addresses for Notices.

All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Pledgor, addressed to it at the address set forth on the signature page of this Agreement or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 18. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid and shall, when delivered or telecopied, be effective when received

SECTION 19.  Continuinq Security Interest; Releases.

Subject to Section 17 hereof and to the Credit
Agreement, this Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) remain in full force and effect until indefeasible payment in full of all Secured Obligations and all Commitments have been terminated and all Letters of Credit cancelled, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of the Credit Agreement, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured
Party herein or otherwise.

SECTION 20.  Governinq Law; Terms.

THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT
REQUIRED HEREUNDER, SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL
LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW. Unless otherwise defined herein or in the Credit Agreement, terms defined in Articles 8 and 9 of the Code in the State of New York are used herein as therein defined.

SECTION 21.  Consent to Jurisdiction and Service of
Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR
WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY
STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
STATE OF NEW YORY AND, BY EXECUTION AND DELIVERY OF
THIS AGREEMENT, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN
CONNECTION WITH ITS PROPERTIES, GENERALLY AND
UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION 0F THE
AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON
CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY
JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS
AGREEMENT.  EACH PLEDGOR HEREBY DESIGNATES AND APPOINTS
DEWEY BALLANTINE, 1301 AVENUE OF THE AMERICAS, NEW
YORK, NEW YORK  10019, ATTENTION: MORTON A. PIERCE, AND
SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH
PLEDGOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS
ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL
PROCESSING ANY SUCH PROCEEDINGS IN SUCH COURT, SUCH
SERVICE BEING HEREBY ACKNOWLEDGED BY EACH SUCH PLEDGOR
TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY
REGISTERED MAIL TO THE PLEDGORS AT THE ADDRESS PROVIDED
IN THE APPLICABLE SIGNATURE PAGE HERETO EXCEPT THAT
UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY
FAILURE TO MAIL SUCH COPY SHALL AFFECT THE VALIDITY OF
SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY ANY
PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY
AGREES THAT SERVICE UPON IT BY REGISTERED MAIL SHALL
CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL
AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE
COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY
PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR
RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Collateral Agent and the Pledgors each (i) acknowledge that this waivers material inducement for the Collateral Agent and the Pledgors to enter into a business relationship, that the Collateral Agent and the Pledgors have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrant and represent that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS
IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER
ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO
ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR
MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, the Agreement may be filed as a written consent to a trial by the Court.

SECTION 22.  Security Interest Absolute.

All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Credit Agreement, the other Loan Documents, the Lender
Interest Rate Agreements or any other agreement or instrument relating thereto.

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit
Agreement, the other Loan Documents or the Lender
Interest Rate Agreements;

(iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HEALTHTRUST, INC. - THE HOSPITAL COMPANY


By  s/Glenn D. Davis
Name:
Title:

Address:  4225 Harding Road
          Nashville, Tennessee  37205

Telecopier No.:  (615) 298-6377

Attention:  President


THE BANK OF NOVA SCOTIA,
as Collateral Agent


By  s/Mary K. Munoz
   Authorized Signatory


Address:  600 Peachtree Street, N. E .
          Suite 2700
          Atlanta, Georgia 30308

Telecopier No.: (404) 888-8998

Attention:  Ms. Mary Munoz

IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HEALTHTRUST,- INC. - THE HOSPITAL COMPANY


By
Name:
Title:

Address:  4225 Harding Road
          Nashville, Tennessee  37205

Telecopier No
(615) 298-6377

Attention:  President


THE BANK OF NOVA SCOTIA, as Collateral Agent


By
     Authorized Signatory


Address:  600 Peachtree Street, N.E.
          Suite 2700
          Atlanta, Georgia 30308

Telecopier No.: (404) 888-8998

Attention:  Ms. Mary Munoz